Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Silvaco Group, Inc. (the “Company”) of our report dated March 5, 2025, relating to the consolidated financial statements of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Baker Tilly US, LLP
(formerly, Moss Adams LLP).

Campbell, California
August 6, 2025